UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 12, 2010

LSI CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)

(408) 433-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At our annual meeting of stockholders on May 12, 2010, our stockholders approved our amended 2003 Equity Incentive Plan.  Under that plan, we can award stock options, stock appreciation rights, restricted stock and restricted stock units to employees and directors of the company.  The principal changes to the plan were:

•
Making a total of 45 million shares available for new awards under the plan after the amended plan is approved by stockholders.  Of that amount, 30 million shares will be available for grants of restricted stock and restricted stock units.

•
Updating the performance measures that can be used to determine the vesting of awards intended to qualify for deductibility under Section 162(m) of the Internal Revenue Code to better match the metrics we use to manage our business.

Stockholder approval of the plan will also have the effect of extending the period during which incentive stock options can be granted to 10 years following stockholder approval of the plan.  Stockholder approval of the amended plan also will constitute re-approval of the plan and its material terms for purposes of Section 162(m) of the Internal Revenue Code, which will allow us to grant performance-based awards under the plan that we can deduct for tax purposes.

Item 5.07	Submission of Matters to a Vote of Security Holders.

We held our annual meeting of stockholders on May 12, 2010.  At the meeting, the stockholders elected nine directors to serve for the ensuing year and until their successors are elected, ratified the audit committee's selection of our independent auditors for 2010, approved our amended 2003 Equity Incentive Plan and approved our amended Employee Stock Purchase Plan.

The results of the voting for directors were as follows:

	For	Against	Abstain

Charles A. Haggerty	441,967,412	34,737,591	633,341
Richard S. Hill	459,220,278	17,524,407	593,659
John H.F. Miner	468,834,047	7,932,995	571,302
Arun Netravali	468,541,395	8,198,225	598,724
Matthew J. O'Rourke	464,378,952	12,365,973	593,419
Gregorio Reyes	471,769,793	4,988,333	580,218
Michael G. Strachan	467,833,247	8,902,901	602,196
Abhijit Y. Talwalkar	471,576,178	5,235,633	526,533
Susan M. Whitney	471,352,018	5,421,881	564,445

The vote on the ratification of the Audit Committee's selection of our independent auditors for 2010 was:

For	Against	Abstain

533,498,598	19,845,802	1,419,410

The vote on the proposal to approve our amended 2003 Equity Incentive Plan was:

For	Against	Abstain

422,409,252	53,317,773	1,611,319

The vote on the proposal to approve our amended Employee Stock Purchase Plan was:

For	Against	Abstain

468,188,192	8,320,665	829,487

Item 9.01	Financial Statements and Exhibits.

Exhibit No.                      Description

10.1                          2003 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI CORPORATION

By:	/s/ Bryon Look
Bryon Look Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Date: May 13, 2010